EXHIBIT 1
                    BOISE CASCADE CORPORATION
                         Debt Securities
                     UNDERWRITING AGREEMENT

      1. Introductory. Boise Cascade Corporation, a Delaware corporation (the "Company"), proposes to issue and sell from time to time certain of its debt securities registered under the registration statement referred to in Section 3 ("Registered Securities"). The Registered Securities will be issued under an indenture, dated as of October 1, 1985 as amended as of December 20, 1989, and August 1, 1990, ("Indenture"), between the Company and Morgan Guaranty Trust Company of New York, as trustee, in one or more series, which series may vary as to interest rates, maturities, redemption provisions, selling prices and other terms, with all such terms for any particular series of the Registered Securities being determined at the time of sale. Particular series of the Registered Securities will be sold pursuant to a Terms Agreement referred to in Section 3, for resale in accordance with terms of offering determined at the time of sale.

          The Registered Securities involved in any such offering are hereinafter referred to as the "Securities". The firm or firms which agree to purchase the Securities are hereinafter referred to as the "Underwriters" of such Securities, and the representative or representatives of the Underwriters, if any, specified in a Terms Agreement referred to in
Section 3 are hereinafter referred to as the "Representatives"; provided, however, that if the Terms Agreement does not specify any representative of the Underwriters, the term "Representatives", as used in this Agreement (other than in Sections 2(b), 8 and 14 and the second sentence of Section 3), shall mean the Underwriters.

      2. Representations, Warranties and Agreements of the Company. The Company represents and warrants to, and agrees with, each of the Underwriters that:

          (a)  A registration statement (No. 33-     ) relating
     to a portion of the Registered Securities and a registration
     statement (No. 33-      ) relating to the remainder of the
     Registered Securities, including a prospectus which, as supplemented from time to time, shall be used in connection with all sales of the Securities, have been filed with the Securities and Exchange Commission ("Commission") and have become effective. The registration statement or statements relating to the Securities in any offering hereunder (including the documents incorporated by reference therein), as amended at the time of any Terms Agreement referred to in
     Section 3, are hereinafter collectively referred to as the "Registration Statement", and the prospectus (including the documents incorporated by reference therein) included in such Registration Statement, as supplemented as contemplated by Section 3 to reflect, among other things, the terms of the Securities and the terms of the offering thereof, is hereinafter referred to as the "Prospectus". Any reference to the Registration Statement or Prospectus as amended or supplemented shall be deemed to include any documents filed after the effective date of the registration statement relating to the Registered Securities under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and so incorporated by reference in such registration statement or the prospectus included therein.

          (b) When each part of each registration statement relating to the Registered Securities became effective, such part and the prospectus included therein contained all statements which were required to be stated therein in accordance with the Securities Act of 1933 ("Act"), the Trust Indenture Act of 1939 ("Trust Indenture Act") and the rules and regulations of the Commission thereunder ("Rules and Regulations") and in all respects conformed to the requirements of the Act, the Trust Indenture Act and the Rules and Regulations, and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and on the date of each Terms Agreement referred to in Section 3, the Registration Statement and the Prospectus, and at any and all times subsequent thereto up to and including the Closing Date for the Securities to which such Terms Agreement relates, the Registration Statement and the Prospectus as then amended or supplemented, will contain all statements which are required to be stated therein in accordance with the Act, the Trust Indenture Act and the Rules and Regulations and in all respects will conform to the requirements of the Act, the Trust Indenture Act and the Rules and Regulations, and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; except that the foregoing does not apply to statements in or omissions from any such documents that are based upon written information furnished to the Company by any Underwriter through the Representatives, if any, specifically for use therein.

          (c) Each document or portion thereof incorporated by reference in the prospectus included in the registration statement relating to the Registered Securities at the effective date of each registration statement conformed, when filed with the Commission, in all respects to the requirements of the Exchange Act, and the rules and regulations of the Commission thereunder ("Exchange Act Rules and Regulations"), and each document, if any, filed after such effective date under the Exchange Act and deemed to be incorporated by reference in the Prospectus in accordance with Item 12 of Form S-3 conformed or will conform, as the case may be, when so filed with the requirements of the Exchange Act and the Exchange Act Rules and Regulations.

      3. Purchase, Sale and Delivery of Purchased Securities. The obligation of the Underwriters to purchase the Securities will be evidenced by an exchange of telegraphic or other written communications ("Terms Agreement") at the time the Company determines to sell the Securities. The Terms Agreement shall incorporate by reference the provisions of this Agreement, except as otherwise provided therein, and will specify the firm or firms which will be Underwriters, the names of any Representatives, the principal amount of Securities to be purchased by each Underwriter, the purchase price to be paid by the Underwriters and the terms of the Securities not already specified in the Indenture, including, but not limited to, interest rate (if any), maturity, any redemption provisions and any sinking fund requirements and whether any of the Securities may be sold to institutional purchasers pursuant to Delayed Delivery Contracts (as defined below) and, if so, the minimum principal amount of such Securities that may be sold pursuant to any such Contract and the maximum aggregate principal amount of Registered Securities that may be sold pursuant to all of such Contracts. The Terms Agreement will also specify the time and date of delivery and payment (such time and date, or such other time as the Representatives and the Company agree as the time for payment and delivery, being herein and in the Terms Agreement referred to as the "Closing Date"), the place of delivery and payment and any details of the terms of the offering that should be reflected in the prospectus supplement relating to the offering of Securities.

The Securities to be purchased by each Underwriter pursuant to the Terms Agreement relating thereto shall be in definitive fully registered form to the extent practicable, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours' prior notice to the Company, shall be delivered by or on behalf of the Company to the Representatives for the account of such Underwriter, against payment by such Underwriter or on its behalf of the purchase price therefor by certified or official bank check or checks, payable to the order of the Company in New York Clearing House (next day) funds. The Company shall make certificates for the Securities available to the Underwriters for checking and packaging at least one full business day prior to the Closing Date at the place specified in such Terms Agreement. The obligations of the Underwriters under this Agreement and each Terms Agreement shall be several and not joint.

     If the Terms Agreement provides for sales of Securities pursuant to delayed delivery contracts, the Company authorizes the Underwriters to solicit offers to purchase Securities from investors of the types set forth in the Prospectus pursuant to delayed delivery contracts substantially in the form of Exhibit A attached hereto ("Delayed Delivery Contracts") but with such changes therein as the Company may approve. The Underwriters will endeavor to make such arrangements and, as compensation therefor, on the Closing Date, the Company will pay to the Representatives, for the accounts of the Underwriters, the fee set forth in such Terms Agreement in respect of the principal amount of Securities sold pursuant to Delayed Delivery Contracts ("Contract Securities"). The Company will enter into a Delayed Delivery Contract in all cases where a sale of Contract Securities arranged by the Underwriters has been approved by the Company, but, except as the Company may otherwise agree, such Delayed Delivery Contract must be for at least the minimum principal amount of Contract Securities set forth in such Terms Agreement or attachment thereto, and the aggregate principal amount of Contract Securities may not exceed the maximum amount set forth in such Terms Agreement or attachment thereto. The Company will advise the Representatives no later than 10:00 A.M., New York City time, on the third business day preceding any Closing
Date (or at such later time as the Representatives may otherwise agree) of any sales of Contract Securities that have been so approved. The Underwriters will not have any responsibility in respect of the validity or performance of Delayed Delivery Contracts.

     If the Company executes and delivers Delayed Delivery Contracts, the Contract Securities will be deducted from the Securities to be purchased by the several Underwriters and the aggregate principal amount of Securities to be purchased by each Underwriter will be reduced pro rata in proportion to the principal amount of Securities set forth opposite each Underwriter's name in such Terms Agreement or attachment thereto, except to the extent that the Representatives determine that such reduction shall be otherwise than pro rata and so advise the Company; provided, however, that the principal amount of Securities to be purchased by all Underwriters shall be the total principal amount of Securities less the aggregate amount of Contract Securities.

     It is understood that any Representative, acting individually and not in a representative capacity, may (but shall not be obligated to) make payment to the Company on behalf of any other Underwriter for Securities to be purchased by such Underwriter. Any such payment by such Representative shall not relieve any such Underwriter of any of its obligations hereunder.

      4. Offering by Underwriters. It is understood that after the execution of a Terms Agreement relating to any Securities, the Underwriters propose to offer such Securities for sale upon the terms and conditions set forth in the Prospectus.

      5. Covenants of the Company. In connection with any offering of Securities, the Company covenants and agrees with the several
Underwriters that:

          (a) The Company will make no further amendment or any supplement to the Registration Statement or Prospectus, after the date of the Terms Agreement relating to such Securities and prior to the Closing Date for such Securities, which shall be reasonably disapproved by the Representatives for such Securities promptly after reasonable notice; will advise the Representatives promptly of any such amendment or supplement after such Closing Date and furnish the Representatives with copies thereof; will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required in connection with the offering or sale of such Securities; will advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has become effective or any supplement to the Prospectus or any amended Prospectus has been filed, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus, any supplement to the Prospectus or any amended Prospectus and of the initiation of any proceeding for any such purpose; and in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or any such supplement to the Prospectus or amended Prospectus, will use promptly its best efforts to obtain its withdrawal.

          (b) If at any time when a prospectus relating to such Securities is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act or the Trust Indenture
     Act, the Company promptly will (i) prepare and file with the Commission an amendment or supplement which will correct such Statement or omission or an amendment which will effect such compliance, or (ii) prepare and file with the Commission documents deemed to be incorporated by reference in the Prospectus as then amended or supplemented which will correct such statement or omission or effect such compliance.

          (c) As soon as practicable, but not later than 16 months, after the date of each Terms Agreement, the Company will make generally available to its securityholders an earnings statement covering a period of at least
     12 months beginning after the later of (i) the effective date of the registration statement relating to the Registered Securities, (ii) the effective date of the most recent post-effective amendment to the Registration Statement to become effective prior to the date of such Terms Agreement and (iii) the date of the Company's most recent Annual Report on Form 10-K filed with the Commission prior to the date of such Terms Agreement, which will satisfy the provisions of Section 11(a) of the Act. It is understood that compliance by the Company with Rule 158 under the Act will satisfy the Company's obligations pursuant to this Section 5(c).

          (d) The Company will furnish to the Representatives copies of the Registration Statement, any related preliminary prospectus (which, including documents incorporated by reference therein, is hereinafter referred to as a "Preliminary Prospectus"), any related preliminary prospectus supplement, the Prospectus, and all amendments and supplements to such documents, and all documents incorporated by reference in any of the foregoing documents, in each case as soon as available and in such quantities as the Representatives may reasonably request. A copy of each document prepared or filed by the Company on or prior to the date of each Terms Agreement shall be furnished to the Representatives on behalf of the Underwriters prior to their execution of such Terms Agreement; provided, however, that if such documents are not available, the Company shall furnish to such Representatives the information included or to be included therein, except that in such case the Company need not furnish such Representatives with information to be included in the prospectus supplement relating to the Securities as to the terms of the Securities and their manner of distribution.

          (e) The Company will cooperate with the Underwriters in qualifying such Securities for offering and sale and in determining their eligibility for investment under the laws of such jurisdictions as the Representatives designate and will continue such qualifications in effect so long as required for the distribution of such Securities; provided, however, that the Company shall not be obligated to file any general consent to service, or to qualify as a foreign corporation in any state in which it is not now so qualified.

          (f) During a period of five years from the date of any Terms Agreement relating to such Securities, the Company will promptly furnish to the Representatives, and upon request, to each of the other Underwriters, if any, a copy of its annual report for each fiscal year and current reports of the Company for each quarterly period, in each case in the forms and at the times furnished to shareholders of the Company, and, as soon as available, a copy of each report of the Company filed with the Commission; and, during a period of three years from the date of the Terms Agreement relating to such Securities, the Company will furnish to the Representatives such other information concerning the Company as the Representatives may reasonably request.

          (g) The Company will use its best efforts to obtain the listing of such Securities, subject to notice of issuance, on such national securities exchanges, if any, as are indicated in the Terms Agreement relating to such Securities, and the registration thereof under the Exchange
     Act, in each case prior to the Closing Date for such Securities.

          (h) The Company will not, without the prior consent of the Representatives, offer, sell, contract to sell or otherwise dispose of any debt securities of the Company having a maturity of more than one year, during the period beginning from and including the date of execution of the Terms Agreement with respect to such Securities and continuing to and including the earlier of (i) the date
     30 days after the date of execution of such Terms Agreement and (ii) the date on which any trading restrictions on the sale of such Securities are terminated.

      6. Expenses. The Company agrees with each Underwriter of any Securities that the Company will pay or cause to be paid the following:

          (a) The fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Registered Securities under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus, any preliminary prospectus supplement, the Prospectus and any amendments and supplements thereto and the mailing and delivery of copies thereof to the Underwriters and dealers;

          (b) The cost of printing this Agreement and any Terms Agreement, any agreement among Underwriters, any Delayed Delivery Contract, any Indenture, and any other documents in connection with the offering, purchase, sale and delivery of the Securities;

          (c) All expenses in connection with the qualification of the Registered Securities for offering and sale as provided in Section 5(e) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification;

          (d) Any fees charged by securities rating services for rating the Securities;

          (e)  The cost of preparing the Securities;

          (f) The fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities;

          (g) Any filing fees payable to the National Association of Securities Dealers, Inc. with respect to the Registered
     Securities;

          (h) Out-of-pocket expenses incurred in distributing any Preliminary Prospectuses or preliminary prospectus supplements to the Underwriters; and

          (i) All other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 6.

     It is understood, however, that, except as provided in this
Section 6, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

      7. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for any Securities will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of the Company officers made in any certificate furnished pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

          (a) Prior to such Closing Date no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted, or to the knowledge of the Company or the Representatives, shall be contemplated by the Commission.

          (b) The Representatives shall not have advised the Company or been advised by the Company or the Commission that the Registration Statement or Prospectus or any amendment or supplement thereto contains an untrue statement of fact or omits to state a fact which the Representatives have concluded, after conferring with Sullivan & Cromwell, counsel for the Underwriters, is in either case material and in the case of an omission is required to be stated therein or is necessary to make the statements therein not misleading.

          (c) The Representatives shall have received an opinion or opinions of the General Counsel or an Associate General
     Counsel for the Company, dated such Closing Date, to the effect set forth in Exhibit B hereto.

          (d) The Representatives shall have received from Sullivan & Cromwell, counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to the incorporation of the Company, the validity of the Securities, the Registration Statement, the Prospectus and such other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

          (e) The Representatives shall have received a certificate of either the Chairman of the Board of Directors, the President or a Vice President of the Company, and of either the principal financial or accounting officer of the Company, dated such Closing Date, to the effect that the representations and warranties on the part of the Company herein are true and correct as of such Closing Date with the same force and effect as if made on that date, and that the Company has performed all its obligations hereunder to be performed at or prior to that date, and as to such other matters as the Representatives may reasonably request.

          (f) The Representatives shall have received a signed letter or letters from Arthur Andersen & Co., dated such Closing Date, addressed to the Company and to the Underwriters, with conformed copies for each of the Underwriters, in form and substance satisfactory to the Representatives.

          (g)  The Company shall have furnished to the
     Representatives such further information and documents as the Representatives shall have reasonably requested.

          (h) Between the time of execution of such Terms Agreement and such Closing Date there shall not have occurred any of the following: (i) a general suspension or material limitation in trading of securities on the New York Stock Exchange; (ii) a declaration of a bank moratorium by authorities of the United States or of the State of New York; (iii) the general establishment of minimum prices by the New York Stock Exchange or by the Commission; or
     (iv) the outbreak or escalation of major hostilities involving Armed Forces of the United States or the declaration by the United States of a national emergency or war, if, in the good faith judgment of the Representatives, the effect of any event described in this clause (iv) on the financial markets is such that it is impracticable or inadvisable to proceed with completion of the sale of and payment for the securities.

          (i) Between the time of execution of such Terms Agreement and such Closing Date there shall not have been any change in the capital stock or short-term or long-term indebtedness for borrowed money of the Company and its subsidiaries on a consolidated basis, or any change (financial or otherwise) in, or any development involving a prospective change (financial or otherwise) in or affecting, the financial position, stockholders' equity or results of operations of the Company and its subsidiaries on a consolidated basis or the general affairs of the Company and its subsidiaries considered as a whole, except as set forth or contemplated in the Prospectus as of the date of such Terms Agreement, which in the judgment of the Representatives is material and adverse.

          (j) Between the time of execution of such Terms Agreement and such Closing Date no downgrading shall have occurred in the rating accorded the Company's senior debt securities by any "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g)(1) of Regulation C.

     The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request.

     In the event that the purchase of such Securities does not occur by reason of subsection (h), (i) or (j) of this Section 7, the Company shall have no liability to the Underwriters except for expenses to be paid or reimbursed as set forth in Section 6 and its obligations under
Section 8.

      8. Indemnification and Contribution. (a) The Company will indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or such controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus supplement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter and each such controlling person for any legal or other expenses reasonably incurred by such Underwriter and each such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives, if any, specifically for use therein; and provided, further, that the indemnity agreement contained in this paragraph in respect of any Preliminary Prospectus shall not inure to the benefit of any Underwriter (or of any person controlling such Underwriter) on account of any such losses, claims, damages, or liabilities (or actions in respect thereof), arising from the sale of Securities to any person if such Underwriter shall have failed to send or give to such person (i) with or prior to the written confirmation of such sale, a copy of the Prospectus or the Prospectus as amended or supplemented, if any amendments or supplements thereto shall have been furnished at or prior to the time of written confirmation of the sale involved, or (ii) with or prior to the delivery of such Securities to such person, a copy of any amendment or supplement to the Prospectus which shall have been furnished subsequent to such written confirmation and prior to the delivery of such Securities to such person, to the extent that any such loss, claim, damage, or liability results from an untrue statement or an omission which was corrected in the Prospectus or the Prospectus as amended or supplemented. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

     (b) Each Underwriter will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer or controlling person may become subject, under the Act or otherwise insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, or any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus supplement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made therein in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives, if any, specifically for use therein; and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

     (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who will not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall be liable for any compromise or settlement of any such action effected without its consent.

     (d) If the indemnification provided for in subsection (a) or (b) above is for any reason, other than as specified in such subsections, held by a court to be unavailable and the Company or any Underwriter has been required to pay damages as a result of a determination by a court that the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplemental thereto, or any related preliminary prospectus supplement, contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, then the Company shall contribute to the damages paid by the Underwriters, and the Underwriters shall contribute to the damages paid by the Company, but in each case only to the extent that such damages arise out of or are based upon such untrue statement or omission, in such Proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities, and the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such damages as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the Prospectus. The relative fault of the Company on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if their respective obligations to contribute pursuant to this subsection (d) were to be determined by pro rata allocation of the aggregate damages (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this subsection (d). For purposes of this subsection (d), the term "damages" shall include any legal or other expenses reasonably incurred by the Company or any of the Underwriters in connection with investigating or defending against any action or claim which is the subject of the contribution provisions of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue statement or omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

      9. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Securities which they may have agreed to purchase under the Terms Agreement relating to such Securities and the aggregate principal amount of such Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of the Securities to be purchased under such Terms Agreement, the other Underwriters shall be obligated severally, in proportion to their respective commitments under this Agreement and such Terms Agreement, to purchase the Securities that such defaulting Underwriters agreed but failed to purchase. If any Underwriter or Underwriters so default and the aggregate principal amount of the Securities with respect to which such default or defaults occur is more than 10% of the total principal amount of the Securities to be purchased under such Terms Agreement, and arrangements satisfactory to the Representatives and the Company for the purchase of such Securities by other persons are not made within 36 hours after such default, such Terms Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be paid or reimbursed by the Company pursuant to Section 6 and the respective obligations of the Company and the Underwriters pursuant to Section 8. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section 9. Nothing herein will relieve a defaulting Underwriter from liability for its default.

     10. Reimbursement of Underwriters' Expenses. If the sale of the Securities pursuant to this Agreement and the Terms Agreement relating to such Securities is not consummated because any condition to the Underwriters' obligations hereunder and thereunder is not timely satisfied, or because of any failure or inability on the part of the Company to perform any agreement on its part contained herein or therein, then, unless otherwise provided in the last paragraph of Section 7, the Company will reimburse the Underwriters or cause them to be reimbursed upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of their counsel) that shall have been incurred by them in connection with the offering of such Securities, and the Company shall have no further liability hereunder except as provided in Sections 6 and 8.

     11.  Representations and Indemnities to Survive Delivery.
The respective indemnities, agreements, representations, warranties, and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement or any Terms Agreement relating to the Securities will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter or the Company or any of its officers, directors or controlling persons and will survive delivery of and payment for the Securities.

     12. Notices. All communications hereunder will be in writing, and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representatives at the address or addresses set forth in the Terms Agreement, or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at Boise Cascade Corporation, 1111 West Jefferson Street, Boise, Idaho 83728, Attention: General Counsel.

     13. Successors. This Agreement and each Terms Agreement will inure to the benefit of and be binding upon the Company, such Underwriters as are identified in Terms Agreements and their respective successors and, to the extent provided in Section 8, the officers, directors and controlling persons referred to in
Section 8, and no other person will have any right or obligation hereunder.

     14. Representation of Underwriters. In all dealings with the Company under this Agreement and any applicable Terms Agreement, the Representatives represent that they shall act on behalf of each of the Underwriters and that any action under this Agreement and such Terms Agreement taken by the Representatives will be binding upon all the Underwriters.

     15. Governing Law. This Agreement and each Terms Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

     16. Counterparts. Each Terms Agreement may be executed in counterparts, all of which, taken together, shall constitute a single agreement.

JL40708A

                                                        EXHIBIT A

(Three copies of this Delayed Delivery Contract should be signed and returned to the address shown below so as to arrive not later than 9:00 a.m., New York Time, on _______________, ______.*)

                    DELAYED DELIVERY CONTRACT

                        [Insert date of initial public offering.]

BOISE CASCADE CORPORATION
c/o [Insert name(s) of Representative(s) of the Underwriters]

Gentlemen:

     The undersigned hereby agrees to purchase from Boise Cascade
Corporation, a Delaware corporation (the "Company"), and the Company agrees to sell to the undersigned, [if one delayed closing, insert: as of the date hereof, for delivery on __________, (the "Delivery Date")]

     $_______________ principal amount of the Company's [Insert title of securities] ("Securities"), offered by the Company's Prospectus dated _______________, and a Prospectus Supplement dated _______________, relating thereto, receipt of copies of which is hereby acknowledged, at ___% of the principal amount thereof plus accrued interest, if any, and on the further terms and conditions set forth in this Delayed Delivery Contract ("Contract").

[If two or more delayed closings, insert the following:

     The undersigned will purchase from the Company as of the date hereof for delivery on the dates set forth below, Debt
Securities in the principal amounts set forth below:

          Delivery Date                 Principal Amount



Each of such delivery dates is hereinafter referred to as a Delivery Date.]

     Payment for the Securities which the undersigned has agreed to purchase for delivery on-the-each-Delivery Date shall be made to the Company or its order by immediately available funds at the office of ____________________ at __________.m., New York Time,
on-the-such-Delivery Date upon delivery to the undersigned of the Securities to be purchased by the undersigned -- for delivery on such Delivery Date -- in definitive form and in such denominations and registered in such names as the undersigned may designate by written or telegraphic communication addressed to the Company not less than five full business days prior to-the-such-Delivery Date.

     It is expressly agreed that the purchase hereunder of Securities is to be regarded in all respects as a purchase as of the date of this Contract; that the obligation of the Company to make delivery of and accept payment for, and the obligation of the undersigned to take delivery of and make payment for, the Securities on-the-each-Delivery Date shall be subject only to the conditions that (1) the purchase of the Securities shall not-at-the-such-Delivery Date be prohibited under the laws of any jurisdiction in the United States to which the undersigned is subject and (2) the Company shall have sold to the Underwriters the total principal amount of the Securities less the principal amount thereof covered by this and other similar Contracts.**
The undersigned represents that its investment in such Securities is not, as of the date hereof, prohibited under the laws of any jurisdiction to which the undersigned is subject.
__________

* Insert date which is third full business day prior to Closing Date under Terms Agreement.

**   Modify appropriately if the Underwriters may be obligated to take less than all of the Securities under the Terms
     Agreement.
__________

     Promptly after completion of the sale of Securities to the Underwriters, the Company will mail or deliver to the undersigned at its address set forth below notice to such effect, accompanied by a copy of the opinion of counsel for the Company delivered to the Underwriters in connection therewith.

     This Contract will inure to the benefit of, and be binding upon, the parties hereto and their respective successors, but will not be assignable by either party hereto without the written consent of the other.

     This Contract may be executed by either of the parties hereto in any number of counterparts each of which shall be deemed to be an original, but all such counterparts shall constitute one and the same instrument.

     It is understood that the acceptance of any such Contract is in the Company's sole discretion and without limiting the foregoing, need not be on a first-come, first-served basis. If this Contract is acceptable to the Company, it is requested that the Company sign the form of acceptance below and mail or deliver one of the counterparts hereof to the undersigned at its address set forth below. This will become a binding contract between the Company and the undersigned when such counterpart is so mailed or delivered.


                                   Very truly yours,


                                   _________________________
                                     (Name of Purchaser)


                                   By_______________________



                                   _________________________
                                     (Title of Signatory)


                                   _________________________



                                   __________________________
                                     (Address of Purchaser)


BOISE CASCADE CORPORATION
Accepted as of the above date.


By:_____________________________
   Title:

JP40708D

                                                        EXHIBIT B


                   OPINION OF GENERAL COUNSEL

                  OR ASSOCIATE GENERAL COUNSEL

     (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state of Delaware, with corporate power and authority under such laws to own its properties and conduct its business as described in the Prospectus;

     (ii) The Securities have been duly authorized, executed, authenticated, issued and delivered and constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

     [--if delayed delivery--(ii) The Securities have been duly authorized and (a) the Securities (other than Contract Securities) have been duly authorized, executed, authenticated, issued and delivered and constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles and (b) the Contract Securities when executed, authenticated, issued and delivered against payment in accordance with the Delayed Delivery Contracts will constitute, valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.]

     (iii) The Indenture has been duly authorized, executed and delivered by the Company, and has been duly qualified under the Trust Indenture Act, and the Indenture constitutes a valid and legally binding instrument, enforceable in accordance with its terms subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and similar laws relating to or affecting creditors' rights and by general equity principles;

     (iv) This Agreement [,] [and] the Terms Agreement [and any
Delayed Delivery Contracts] relating to such Purchased Securities have been duly authorized, executed and delivered to the Company;

     (v) The Registration Statement has become effective under the Act, and, to the best of the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated by the Commission;

     (vi) When each part of the Registration Statement relating to the Securities became effective, such part and the Prospectus included therein complied as to form in all material respects with the requirements of the Act, the Trust Indenture Act and the Rules and Regulations, and while such counsel has not independently verified the accuracy, completeness or fairness of such statements and takes no responsibility therefor, such counsel has no reason to believe that such documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and on the date of the Terms Agreement and on the Closing Date for the Securities to which such Terms Agreement relates, the Registration Statement and the Prospectus as then amended or supplemented complied or complies, as the case may be, as to form in all material respects with the requirements of the Act, the Trust Indenture Act and the Rules and Regulations and while such counsel has not independently verified the accuracy, completeness or fairness of such statements and takes no responsibility therefor, such counsel has no reason to believe that such documents contained or contains, as the case may be, any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading; it being understood that such counsel need express no opinion or belief as to the financial statements or financial data contained in the Registration Statement or the Prospectus or any such amendment or supplement;

     (vii) Each document incorporated by reference in the Registration Statement or Prospectus or any amendment or supplement thereto, at the time such document was filed or became effective under the Act, as the case may be, complied as to form in all material respects with the requirements of the Exchange
Act and the Rules and Regulations;

     (viii) The Company has the power and authority (corporate and other) to own its properties and conduct its business in all material respects as described in the Prospectus; and

     (ix) The descriptions in the Registration Statement and Prospectus of statutes, legal and governmental proceedings and contracts and other documents are accurate and fairly present the information required to be shown and such counsel does not know of any legal or governmental proceedings required to be described in the Prospectus which are not described as required in all material respects, nor of any contract or documents of a character required to be described in the Registration Statement or Prospectus which are not described as required in all material respects.

JP40708E

                    BOISE CASCADE CORPORATION
                           ("Company")
                         Debt Securities

                         TERMS AGREEMENT
                                                           [Date]

[Names of Representative(s) or Underwriters (if no
Representatives)]
  [As Representative(s) of
  the several Underwriters,]
[Address of Representative(s)]

Dear Sirs:

     Boise Cascade Corporation (the "Company") proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, as filed as an Exhibit to the Company's registration
statement on Form S-3 (No. 33-      ) (the "Underwriting
Agreement"), to issue and sell to the Underwriters named in
Schedule I hereto the securities specified in Schedule II hereto (the "Securities"). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Terms Agreement to the same extent as if such provision had been set forth in full herein. [Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you.] You will act for the several Underwriters in connection with this financing, and any action taken under the Underwriting Agreement or this Terms Agreement by you will be binding upon all the Underwriters.
Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.

     An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Securities, in the form heretofore delivered to you is now proposed to be filed, or in the case of a supplement, mailed for filing, with the Commission.

     Subject to the terms and conditions set forth herein and in the Underwriting Agreement, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Securities set forth opposite the name of such Underwriter in Schedule I hereto, less the principal amount of Securities covered by Delayed Delivery Contracts, if any, as may be specified in such Schedule II.

     We confirm that, to the best of our knowledge after reasonable investigation, the representations and warranties of the undersigned in the Underwriting Agreement are true and correct, no stop order suspending the effectiveness of the Registration Statement (as defined in the Underwriting Agreement) or of any part thereof has been issued and no proceedings for the purpose have been instituted or, to the knowledge of the undersigned, are contemplated by the Securities and Exchange Commission and, subsequent to the respective dates of the most recent financial statements in the Prospectus (as defined in the Underwriting Agreement), there has been no material adverse change in the financial position or results of operations of the undersigned and its subsidiaries except as set forth in or contemplated by the Prospectus.

     If the foregoing is in accordance with your understanding, kindly sign and return to us two counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company.

                                   Very truly yours,

                                   BOISE CASCADE CORPORATION


                                   By___________________________
                                     Title:

Accepted as of the date hereof:
[Names of Representative(s)]
  On behalf of each of the Underwriters

  By_________________________________
  Title:

     If the Securities are denominated in a currency other than United States dollars, make appropriate modifications to provisions of the Terms Agreement and the schedules thereto (e.g., type of funds specified under "Specified Funds for Payment of Purchase Price") and consider including in the Terms Agreement such changes and additions to the Underwriting Agreement as may be appropriate in the circumstances, e.g., expanding Section 7(h) to cover debt securities denominated in the currency in which the Securities are denominated, expanding
Section 7(h)(iv) to cover a banking moratorium declared by authorities in the country of such currency, expanding Section 7(h) to cover a change or prospective change in, or governmental action affecting, exchange controls applicable to such currency, and modifying Section iv of the Opinion of General Counsel (Exhibit B to the Underwriting Agreement) to permit a statement to the effect that enforcement of the Indenture and the Securities is subject to provisions of law which may require that a judgment for money damages rendered by a court in the United States be expressed only in United States dollars and appropriate exceptions as to any provisions requiring payment of additional amounts. Also consider requiring an opinion of counsel for the Company confirming information as to United States tax matters in the Prospectus and an opinion of foreign counselor the Company regarding such matters as foreign consents, approvals, authorizations, licenses, waivers, withholding taxes, transfer or stamp taxes and any information as to foreign laws in the Prospectus.

JP40708F

                           SCHEDULE I

                                                     Principal
                                                       Amount
                                                    of Purchased
                                                     Securities
               Underwriter                        to be Purchased

[Name(s) of Representatives]....................$

[Name(s) of other Underwriters].................$




Total...........................................$

                           SCHEDULE II


Title of Securities:

Principal Amount:

Expected Reoffering Price: % of principal amount, subject to change by the Representatives

Purchase Price:   % of principal amount, plus accrued interest
[       , if any,] from                  , 19  .

Maturity:

Interest:  [  % per annum, from       , 19  , payable semiannually
on  and       , commencing        , 19  , to the holders of record
on the proceeding     or      , as the case may be. [Zero coupon.]

Redemption Provisions:

Sinking Fund Provisions:

Stock Exchange Listing:

Place for Checking and Packaging Purchased Securities:

Closing Date and Time:

Closing Location:



[Delayed Delivery Contracts:  [None.] [Delivery Date[s] shall be
        , 19  .  Underwriters' fee is    % of the principal amount
of the Contract Securities.]

  Minimum amount of each Contract:

  Maximum amount of all Contracts:]

Address for Notices per Section 12:

Other Terms:

JP40708G